EX (h) i. g2.

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of May 1, 2006, as amended on January 9, 2009, by and among PANORAMA SERIES FUND, INC., OPPENHEIMERFUNDS, INC., MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MML BAY STATE LIFE INSURANCE COMPANY and C.M. LIFE INSURANCE COMPANY, is amended on June 8, 2009 as follows:

Schedules 1 and 2 of the Agreement are hereby deleted in their entirety and replaced with Schedules 1 and 2 attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: June 8, 2009.

PANORAMA SERIES FUND, INC.		OPPENHEIMERFUNDS, INC.

By:	/s/ Brian W. Wixted	By:	/s/ Christina M Nasta
Print Name	Brian W. Wixted	Print Name	Christina Nasta

Title:	Treasurer	Title:	VP

Date:	7/30/09	Date:	8/5/09

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		C.M. LIFE INSURANCE COMPANY

By:	/s/ Jo-Anne Rankin		/s/ Jo-Anne Rankin
Print Name	Jo-Anne Rankin	Print Name	Jo-Anne Rankin

Title:	Vice President	Title:	Vice President

Date:	July 15, 2009	Date:	July 15, 2009

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Jo-Anne Rankin
Print Name	Jo-Anne Rankin

Title:	Vice President

Date:	July 15, 2009

SCHEDULE 1

Separate Accounts

C.M. Life Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account I

Connecticut Mutual Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account III

Massachusetts Mutual Variable Annuity Separate Account 5

Massachusetts Mutual Variable Annuity Separate Account 4

C.M. Multi-Account A

MassMutual Variable Annuity Separate Account 3

MassMutual Variable Annuity Separate Account 2

Panorama Separate Account

Panorama Plus Separate Account

Contracts

Variable Annuities	Variable Life

MassMutual RetireEase SelectSM	The Blue Chip Company’s Variable Universal Life
MassMutual EvolutionSM	Survivorship Variable Universal Life
MassMutual Transitions SelectSM	Survivorship Variable Universal Life II
MassMutual Artistry	Variable Universal Life
MassMutual Transitions®	Variable Universal Life II
Panorama Passage®	Variable Universal Life III
Panorama Premier	VUL GuardSM
Panorama®	Survivorship VUL GuardSM
Panorama Plus	Strategic Variable Life® (SL9)
Strategic Life® Prestige (SL14)
Strategic Variable Life® Plus (SL10)
Strategic Group Variable Universal Life®
Executive Benefit Variable Universal LifeSM

SCHEDULE 2

Portfolios of Panorama Series Fund, Inc.:

Oppenheimer International Growth Fund/VA Panorama Growth Portfolio Panorama Total Return Portfolio